UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2022 (February 19, 2022)

KINGSWOOD ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39700	85-2432410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Battery Place, Room 625

New York, New York 10004

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 404-7002

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and three-fourths of one redeemable warrant	KWAC.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	KWAC	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	KWAC WS	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 19, 2022, the board of directors (the “Board”) of Kingswood Acquisition Corp. (the “Company”) appointed David Hudd to serve as Executive Director and General Counsel of the Company. Mr. Hudd has served as member of the Board since November 19, 2020.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Company Press Release dated February 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWOOD ACQUISITION CORP.

	By:	/s/ Michael Nessim
Name: Michael Nessim
Title: Chief Executive Officer

Dated: February 24, 2022